Exhibit 16


Anthony Liparulo                            236 Washington Street - P.O. Box 304
Certified Public Accountant                 Monument, CO  80132

                                            (719) 481-2623



Securities Exchange Commission




This letter is in reply to Item 304(a)(3) of Regulation S-B(A)

Medgrup Corporation has provided me with a copy of their audit disclosures related to a change in accountants. I agree with the statements, on this subject, as presented by the issurer.

Sincerely,


/s/ Anthony Liparulo
--------------------
Anthony Liparulo, CPA
June 9, 2000